Exhibit 10.33

Form of Stock Option Award Agreement

under the

Select Comfort Corporation 2004 Stock Incentive Plan

                         , 20

Name

Address

Address

Re:                               Options to Purchase Shares of Common Stock of Select Comfort Corporation

Dear                            :

In recognition of your contributions to the ultimate success of our Company, and to enable you to share in that success, the Board of Directors has approved the grant to you of stock options under the Company’s 2004 Stock Incentive Plan (the “Plan”).  This letter serves as formal documentation of these stock options, giving you the right to purchase up to (                                 ) shares of the Company’s Common Stock at a price of $                per share, subject to the vesting provisions and other terms and conditions of this letter and the Plan.

The options granted under this letter will become exercisable in installments of one-fourth (1/4th) of the total number of option shares as of each of the first four (4) anniversaries of the date of this letter, so long as you remain continuously employed by the Company.  Your rights to exercise these options will terminate as to all unexercised options at 5:00 p.m. (Minneapolis, Minnesota time) on                , 20     (the “Expiration Date”), subject to earlier termination as described below or in the Plan.

If your employment with the Company is terminated, your rights to exercise these options will terminate as described below, depending on the reason for termination of your employment:

Retirement.  If your employment is terminated upon your retirement, as defined in the Plan, options that are vested as of the date of retirement will remain exercisable for up to one (1) year after retirement, but not beyond the Expiration Date.

Voluntary Termination other than upon Retirement.  If your employment is terminated voluntarily by you (other than upon retirement), options that are vested as of the date of termination of employment will remain exercisable for up to three (3) months after your employment ends, but not beyond the Expiration Date.

Termination by the Company other than for Cause.  If your employment is terminated by the Company (other than for “cause,” as defined in the Plan), options that are vested as of the date of termination of employment will remain exercisable for up to three (3) months after your employment ends, but not beyond the Expiration Date.

Termination by the Company for Cause.  If your employment is terminated by the Company for “cause,” as defined in the Plan, all of your rights under this letter agreement and the options granted hereby will immediately terminate without notice of any kind.

Termination due to Death or Disability.  If your employment is terminated due to death or “disability,” as defined in the Plan, all of the options will become immediately exercisable in full and will remain exercisable for up to two (2) years after termination of employment, but not beyond the Expiration Date.

The Company is not required to give you notice of the termination of your options under any of the foregoing circumstances.

Following the exercise by you of your rights to purchase shares under these stock options, the shares purchased by you will be freely tradable, subject to the Company’s policies and SEC rules regarding insider trading.  Executive officers and members of the Board of Directors are required to comply with SEC Rule 144 in connection with any sale of shares received upon the exercise of any stock options.

There may be income tax consequences resulting from the exercise of the stock options or sale of the shares received upon the exercise of the stock options.  You are urged to consult with your individual tax advisor regarding any tax consequences.

These options are granted under the Company’s 2004 Stock Incentive Plan, and are subject to all of the terms and conditions applicable to stock options granted under the Plan.  We have enclosed, for your records, a copy of the Plan, the Prospectus for the Plan, the Company’s most recent Annual Report and the Company’s most recent Proxy Statement.

Please note that your rights to exercise your options will become void and will expire as to all unexercised options at 5:00 p.m. (Minneapolis, Minnesota time) on                                     , 20    , subject to earlier termination as set forth above or in the Plan.

Please sign the copy of this letter and return it to Becky Moody for the Company’s records.  You should retain this letter, the Plan, Prospectus, Annual Report and Proxy Statement in your records.  If you have any questions about these options, please call Becky Moody at (763) 551-7712.

Very truly yours,

William R. McLaughlin

President and CEO

By signing this letter, I acknowledge the terms of the stock options granted under this letter, and acknowledge receipt of a copy of the Company’s 2004 Stock Incentive Plan and the other documents referred to above.

(Signature)